Exhibit 10.1

NINTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS NINTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT is dated and effective as of April 7, 2021, by and among PHX MINERALS INC., formerly named Panhandle Oil and Gas Inc., formerly named Panhandle Royalty Company, an Oklahoma corporation (referred to herein as the “Borrower”), each lender party hereto (collectively, the “Lenders” and individually, a “Lender”), MIDFIRST BANK, a federally chartered savings association, as Documentation Agent, and BOKF, NA DBA BANK OF OKLAHOMA, as Administrative Agent and L/C Issuer.

W I TN E S S E T H:

WHEREAS, Borrower, Administrative Agent, L/C Issuer, Documentation Agent, and the Lenders entered into that certain Amended and Restated Credit Agreement dated as of November 25, 2013 as modified by (i) letter amendment dated as of March 5, 2014, (ii) Second Amendment to Amended and Restated Credit Agreement dated as of June 17, 2014, (iii) Third Amendment to Amended and Restated Credit Agreement dated as of December 8, 2016, (iv) Fourth Amendment to Amended and Restated Credit Agreement dated as of October 25, 2017, (v) Fifth Amendment to Amended and Restated Credit Agreement dated as of July 2, 2018, (vi) Sixth Amendment to Amended and Restated Credit Agreement dated as of August 6, 2019, (vii) Seventh Amendment to Amended and Restated Credit Agreement dated as of June 24, 2020, and (viii) Eighth Amendment to Amended and Restated Credit Agreement dated as of December 4, 2020 (as so amended, and as the same has been further amended, restated, amended and restated, supplemented and/or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), for the purpose and consideration therein expressed, whereby Lenders made loans to Borrower as therein provided; and

WHEREAS, Borrower, Administrative Agent and Lenders desire to amend the Existing Credit Agreement for the ninth time to modify same in accordance herewith.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Existing Credit Agreement, in consideration of the loans and other extensions of credit which may hereafter be made by Lenders to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

DEFINITIONS AND REFERENCES

Section 1.1 Terms Defined in the Existing Credit Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Existing Credit Agreement shall have the same meanings whenever used in this Amendment.

Section 1.2Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

Ninth Amendment to Amended and Restated

Credit Agreement

“Amendment” means this Ninth Amendment to Amended and Restated Credit Agreement.

“Amendment Documents” means this Amendment, the Ninth Amendment Fee Letter (as defined below) and all other Loan Documents executed and delivered in connection herewith including but not limited to notes and mortgages covering such of Borrower’s oil and gas properties as deemed necessary by Administrative Agent in its sole discretion. All of the Amendment Documents shall be deemed to constitute Loan Documents.

“Credit Agreement” (or “this Agreement” wherever referred to within the Existing Credit Agreement) means the Existing Credit Agreement as amended by the Amendment, and as the same may hereafter be further amended, restated, modified and/or otherwise supplemented from time to time.

ARTICLE II.

AMENDMENTS TO EXISTING CREDIT AGREEMENT

Section 2.1 Borrowing Base Notification.  From the date of this Amendment to, but excluding, the next redetermination of the Borrowing Base (with the next scheduled Determination Date thereof to occur on December 1, 2021, and subject to the automatic reductions of the Borrowing Base scheduled to occur with each Quarterly Commitment Reduction, which automatic reductions are more particularly set forth in Section 2.1 of the Existing Credit Agreement (as amended by this Amendment)), as set forth in the Existing Credit Agreement, as amended hereby, the Borrowing Base shall be reduced to Twenty Nine Million and No/100ths Dollars ($29,000,000.00). Borrower and Lenders hereby agree that this provision satisfies all notification requirements as set forth in the Credit Agreement.

Section 2.2Amendments to Section 1.1.

(a)Section 1.1 of the Existing Credit Agreement is hereby amended by amending and restating the following definitions in their respective entireties:

“‘Borrowing Base” shall mean, as of any date of calculation, the value assigned by the Lenders from time to time to the Oil and Gas Properties pursuant to Section 2.6 hereof. As of the date of the Ninth Amendment, the Borrowing Base shall be $29,000,000.00, subject to each Quarterly Commitment Reduction and/or any other adjustments thereto made in accordance with this Agreement. The Borrowing Base shall specifically not include interests and overriding royalty interest granted by Borrower to third parties.”

“‘Maturity Date’ means November 30, 2023 or as such date may be accelerated in accordance with this Agreement and the other Loan Documents, or extended from time to time with the consent of the Lenders.”

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Credit Agreement

(b)Section 1.1 of the Existing Credit Agreement is hereby amended by deleting the defined term “Seventh Amendment Equity Raise” and inserting the following defined term “Equity Raise” in the appropriate alphabetical order, and the references in the definition of “Excluded Cash” and Section 5.4(f) of the Existing Credit Agreement to “the Seventh Amendment Equity Raise” are hereby amended to instead be references to the phrase “any Equity Raise”:

“‘Equity Raise’ means cash actually received by Borrower from contributions from its existing and/or future direct or indirect equity holders pursuant to the issuance by Borrower of shares of its capital stock and provided that no Change of Control shall occur as a result thereof.”

(b)Section 1.1 of the Existing Credit Agreement is hereby amended by inserting the following defined term in the appropriate alphabetical order:

“‘Ninth Amendment” means that certain Ninth Amendment to Amended and Restated Credit Agreement, dated and effective as of April 7, 2021.”

Section 2.3Amendment and Restatement of Section 2.6(a). Section 2.6(a) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“2.6Borrowing Base Determinations

(a)Initial Borrowing Base and Quarterly Commitment Reductions. As of the date of the Ninth Amendment, the Borrowing Base shall be as described in the definition of “Borrowing Base” at Section 1.1 above.  From the date of the Ninth Amendment through the next redetermination of the Borrowing Base (including each scheduled Determination Date as defined in paragraph “b” below), the Borrowing Base shall be $29,000,000.00, subject to each Quarterly Commitment Reduction and/or any other adjustments thereto made in accordance with this Agreement. Notwithstanding any other provisions to the contrary set forth in this Agreement or any other Loan Document, following the date of the Ninth Amendment, the Borrowing Base component of the Revolving Commitment shall be reduced by the Quarterly Commitment Reduction on each April 15, July 15, October 15 and January 15 during the term hereof. As of the date of the Ninth Amendment, each Quarterly Commitment Reduction shall be $500,000.00, with the next Quarterly Commitment Reduction scheduled to occur on April 15, 2021. Such mandatory Quarterly Commitment Reductions to the Revolving Commitment shall be self-operative (without any notices to be delivered, or any other actions to be taken, by Agent or any other Person or entity), and irrespective of whether the Borrower has timely and fully satisfied its corresponding Quarterly Commitment Reduction payment (if any) as described in the following sentence. After giving effect to any such Quarterly Commitment Reduction, to the extent that the Commitment Usage exceeds the Borrowing Base, the Borrower shall immediately make a lump-sum principal prepayment on the Obligations in an equal to the amount by which the Commitment Usage exceeds the Borrowing Base (after giving effect to such Quarterly Commitment Reduction).”

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Credit Agreement

Section 2.4Amendment and Restatement of Section 5.11. Section 5.11 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“5.11Restricted Payments.  Declare, pay or make, whether in cash or property, or set aside or apply any money or assets to pay or make any Restricted Payments except that Borrower may make Restricted Payments; provided that so long as immediately after giving effect to any such Restricted Payment no Default or Event of Default exists or results therefrom:

(a)from the date of the Ninth Amendment up to and including the date that is one (1) year following the date of the Ninth Amendment, the Borrower shall be permitted to make Restricted Payments in an aggregate amount not to exceed $1,500,000.00; and

(b)following the date that is one (1) year following the date of the Ninth Amendment, the Borrower shall be permitted to make Restricted Payments if (i) the Available Commitment is greater than or equal to twenty percent (20%) of the Total Commitment; and (ii) the ratio described in Section 6.1 (the “Leverage Ratio”) on a pro forma basis is not greater than 2.75 to 1.00.  For the purposes of this Section 5.11(b), Borrower’s Funded Indebtedness shall be determined as of the date of calculation after giving effect to such Restricted Payment occurring on such date and Borrower’s consolidated EBITDA shall be determined as if such Restricted Payment occurred on the last day of the fiscal quarter then most recently ended for which financial statements have been received pursuant to Section 4.1; and provided, further that the requirement set forth in this Section 5.11(b) is applicable only at the time of such Restricted Payment after giving effect to any related borrowing or Funded Indebtedness issuance and does not require that the Leverage Ratio be maintained at not greater than 2.75 to 1.00 subsequent to giving effect to such Restricted Payment and any related borrowing or Funded Indebtedness issuance.”

Section 2.5Post-Closing. Within forty-five (45) days following the date of this Amendment (or such later date as agreed to by the Agent in its sole discretion), (i) the Borrower shall cause to be delivered to the Agent such information and/or materials as may be necessary for the parties to, via Amendment Documents, amend and restate certain Collateral Documents encumbering all of the Borrower’s Oil and Gas Properties constituting Collateral, (ii) such amended and restated Collateral Documents shall be in form and substance satisfactory to the Agent in its sole discretion and (iii) such amended and restated Collateral Documents shall have been duly recorded in the county land records where each such Oil and Gas Property is situated. If the Borrower shall fail to have satisfied this Section 2.5 (as determined by the Agent), then such failure shall be deemed to constitute an Event of Default under the Credit Agreement under Section 8.1(d), unless such failure to have satisfied this Section 2.5 is caused by Agent’s failure to record any Collateral Documents provided to Agent for filing.

ARTICLE III.

CONDITIONS OF EFFECTIVENESS

4 Ninth Amendment to Amended and Restated

Credit Agreement

Section 3.1 Effective Date. This Amendment shall become effective as of the date hereof when and only when:

(a)Amendment Documents. Administrative Agent shall have received duly executed and delivered counterparts of each Amendment Document (other than those Amendment Documents referred to in Section 2.5) (i) in form, substance and date satisfactory to Administrative Agent and each Lender as required pursuant to the terms of the Credit Agreement, and (ii) in such numbers as Administrative Agent or its counsel may reasonably request.

(b)Certificates and Resolutions. Administrative Agent shall have received such certificates and resolutions or consents of the governing body of the Borrower authorizing the transactions described in this Amendment and certifying as to the completeness of the Organizational Documents of the Borrower substantially in the form attached hereto as Exhibit A.

(c)No Default or Event of Default. No event shall have occurred and be continuing that would constitute a Default or an Event of Default.

(d)Fees and Expenses. The Borrower shall have paid all fees and expenses of the Administrative Agent and Lenders required to be paid pursuant to the Loan Documents as of the date of this Amendment, including, without limitation, the fees more particularly described in that certain Ninth Amendment Fee Letter dated as of even date herewith by and between the Borrower and the Administrative Agent (the “Ninth Amendment Fee Letter”).

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

Section 4.1 Representations and Warranties of Borrower. In order to induce each Lender to enter into this Amendment, Borrower represents and warrants to Administrative Agent and each Lender that:

(a)All representations and warranties made by Borrower in any Loan Document are true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of time of the effectiveness hereof as if such representations and warranties had been made as of the time of the effectiveness hereof (except to the extent that such representation or warranty was made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such specific date).

(b)Borrower has duly taken all corporate action necessary to authorize the execution and delivery by it of the Amendment Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder.

5 Ninth Amendment to Amended and Restated

Credit Agreement

(c)The execution and delivery by Borrower of the Amendment Documents to which it is a party, the performance by it of its obligations under such Amendment Documents, and the consummation of the transactions contemplated by such Amendment Documents, do not and will not (a) conflict with, violate or result in a breach of any provision of (i), to its knowledge, any Law, (ii) its Organizational Documents, or (iii) any material agreement, judgment, license, order or permit applicable to or binding upon it, (b) result in the acceleration of any Indebtedness owed by it, or (c) result in or require the creation of any Lien upon any of its assets or properties except as expressly contemplated or permitted in the Loan Documents. Except (x) as expressly contemplated in the Amendment Documents and (y) such as have been obtained or made and are in full force and effect, to its knowledge, no permit, consent, approval, authorization or order of, and no notice to or filing with, any Governmental Authority or third party is required on the part of or in its respect in connection with the execution, delivery or performance by it of any Amendment Document or to consummate any transactions contemplated by the Amendment Documents.

(d)This Amendment is, and the other Amendment Documents when duly executed and delivered will be, legal, valid and binding obligations of it, enforceable against it in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors ‘ rights and by general principles of equity.

ARTICLE V.

MISCELLANEOUS

Section 5.1 Release. In consideration of the amendments contained herein, Borrower hereby waives and releases each of the Lenders and the Administrative Agent from any and all claims and defenses, known or unknown, with respect to the Existing Credit Agreement and the other Loan Documents and the transactions contemplated thereby.

Section 5.2 Ratification and Affirmation. Borrower hereby acknowledges the terms of the Existing Credit Agreement, as amended, and ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect.

Section 5.3 Survival of Agreements. All of Borrower’s various representations, warranties, covenants and agreements in the Amendment Documents shall survive the execution and delivery thereof and the performance thereof, including the making or granting of the Loans and the delivery of the other Loan Documents, and shall further survive until all of the Obligations are paid in full to each Lender and all of Lenders’ obligations to Borrower are terminated.

Section 5.4 Authorization. The Lenders hereby authorize the Administrative Agent to execute any and all amendments to any Loan Documents deemed necessary by Administrative Agent to evidence the extension of the term of the Loan as described herein.

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Credit Agreement

Section 5.5 Interpretive Provisions. Sections 1.2 and 1.3 of the Existing Credit Agreement are incorporated herein by reference herein as if fully set forth.

Section 5.6 Loan Documents. The Amendment Documents are each a Loan Document, and all provisions in the Existing Credit Agreement pertaining to Loan Documents apply thereto.

Section 5.7 Governing Law. This Amendment shall be governed by, and construed in accordance with, the Laws of the State of Oklahoma.

Section 5.8 Counterparts; Fax. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. The Amendment Documents may be validly executed by facsimile or other electronic transmission.

THIS AMENDMENT AND THE OTHER AMENDMENT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

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Credit Agreement

Signature Page to Ninth Amendment to Amended and Restated Credit Agreement

BORROWER:	PHX MINERALS INC., formerly named Panhandle Oil and Gas Inc., formerly named Panhandle Royalty Company, an Oklahoma corporation

/s/ Chad L. Stephens III
By: Chad L. Stephens III
Title: President & Chief Executive Officer

Signature Page to Ninth Amendment to Amended and Restated Credit Agreement

LENDER, ADMINISTRATIVE AGENT AND L/C ISSUER:

BOKF, NA dba Bank of Oklahoma

By: /s/ Jeffrey Hall
Name: Jeffrey Hall
Title: Senior Vice President

Signature Page to Ninth Amendment to Amended and Restated Credit Agreement

LENDER AND DOCUMENTATION AGENT:

MIDFIRST BANK

By: /s/ W. Thomas Portman
Name: W. Thomas Portman
Title: Vice President

Signature Page to Ninth Amendment to Amended and Restated Credit Agreement

LENDER:	BANCFIRST

By: /s/ Heather H. Whiteside
Name: Heather H. Whiteside
Title: Assistant Vice President

Signature Page to Ninth Amendment to Amended and Restated Credit Agreement

LENDER:	AMARILLO NATIONAL BANK

By: /s/ Rob Mansfield
Name: Rob Mansfield
Title: Vice President

EXHIBIT A to Ninth Amendment to Amended and Restated Credit Agreement

SECRETARY'S CERTIFICATE

I, Raphael D’Amico, certify that I am the Chief Financial Officer, Vice President, and the Secretary, respectively, of PHX MINERALS INC., formerly named Panhandle Oil and Gas Inc., formerly named Panhandle Royalty Company, an Oklahoma corporation (the "Corporation"), and that, as such, I am authorized to execute this Secretary’s Certificate (this “Certificate”) on behalf of the Corporation, and do hereby further certify that:

1.Attached hereto as Exhibit A are the Corporation's Articles of Incorporation dated as of February 3, 2009, together with all amendments thereto (the "Articles"), which Articles are in full force and effect on the date hereof and have not been otherwise modified or amended.

2.Attached hereto as Exhibit B are the Corporation's Bylaws ("Bylaws"), which Bylaws are in full force and effect on the date hereof and have not been otherwise modified or amended.

3.Attached hereto as Exhibit C is a true copy of a resolution duly adopted by a unanimous vote of the Board of Directors in effect on the date. Said resolution is still in full force and effect and has not been amended, superseded or revoked.

4.The persons named below are duly elected to the offices set opposite their respective names and the signatures appearing opposite their respective names are their true signatures.

Name	Office	Signature

Chad L. Stephens III	President & Chief Executive Officer	/s/ Chad L. Stephens III

Raphael D’Amico	Chief Financial Officer, Vice President & Secretary	/s/ Raphael D’Amico

IN WITNESS WHEREOF, I have executed this Certificate this April 7, 2021.

PHX MINERALS INC., formerly named Panhandle Oil and Gas Inc., formerly named Panhandle Royalty Company, an Oklahoma corporation

By: /s/ Raphael D’Amico
Raphael D’Amico, Secretary

I, Chad L. Stephens III, am the duly elected President and Chief Executive Officer of the Corporation and I hereby certify that Raphael D’Amico was duly elected to the offices of Secretary, Chief Financial Officer, and Vice President of the Corporation and the signature appearing adjacent to his name above is his true and correct signature.

By: /s/ Chad L. Stephens III
Chad L. Stephens III, President & Chief Executive Officer

EXHIBIT A TO SECRETARY’S CERTIFICATE

Articles of Incorporation

(see attached)

EXHIBIT B TO SECRETARY’S CERTIFICATE

Bylaws

(see attached)

EXHIBIT C TO SECRETARY’S CERTIFICATE

Borrower’s Resolutions

I, the undersigned, Secretary of PHX MINERALS INC., formerly named Panhandle Oil and Gas Inc., formerly named Panhandle Royalty Company, an Oklahoma corporation (the "Corporation"), and the keeper of the records of the Corporation, hereby certify that the following resolutions were unanimously adopted by its Board of Directors on the date hereof:

WHEREAS, on November 25, 2013, the Corporation, as borrower, entered into that certain Amended and Restated Credit Agreement (as heretofore amended, the "Existing Credit Agreement"; the Existing Credit Agreement, as amended by the hereinafter-defined Ninth Amendment, and as the same may hereafter be further amended, amended and restated, modified or otherwise supplemented from time to time, the “Credit Agreement”), the latest of which by that certain Ninth Amendment to Amended and Restated Credit Agreement dated as of April 7, 2021 (the "Ninth Amendment"), with BOKF, NA dba Bank of Oklahoma (the “Agent”), MidFirst Bank, a federally chartered savings association (the “Documentation Agent”) and the other lenders from time to time party thereto (collectively the "Lenders"), which was evidenced by those certain revolving promissory notes as more particularly set forth therein.

WHEREAS, it is necessary and desirable for the Corporation and in the best pecuniary interests of the Corporation to execute and deliver to Lenders the Ninth Amendment, in order to make certain modifications to the Existing Credit Agreement.

BE IT THEREFORE RESOLVED, that the execution of the Ninth Amendment be and the same is hereby approved and ratified by the Corporation, as it is in the best pecuniary interest of the Corporation, and that the Ninth Amendment and other documents deemed necessary by Lenders to secure the Corporation's obligations in favor of the Lenders, together with any and all such other mortgages, instruments, documents and certificates necessary or desirable to consummate said extensions of credit by the Lenders to the Corporation are hereby approved and authorized to be executed and delivered by the Corporation to the Lenders;

BE IT FURTHER RESOLVED, that each of the Chief Executive Officer and the Chief Financial Officer (together, the “Authorized Officers”), be and the same are hereby authorized, empowered and directed for and on behalf of the Corporation to make, execute and deliver to the Lenders, with the Corporation's seal impressed thereon, if necessary, the Ninth Amendment, and such other instruments, documents and certificates which the Authorized Officers of the Corporation deem necessary or desirable in connection with the loans from the Lenders to the Corporation.

BE IT FURTHER RESOLVED, that all actions heretofore or hereinafter taken by the Authorized Officers and each other officer of the Corporation in connection with, or with respect to, the Credit Agreement, the other Loan Documents (as defined in the Existing Credit Agreement) or the matters referred to in the foregoing resolutions be, and hereby are, confirmed, ratified, and approved in all respects.

BE IT FURTHER RESOLVED, that the Agent, the Documentation Agent and the Lenders and their successors and assigns are entitled to rely on these resolutions until the Agent has been notified in writing by Corporation of any modifications or rescissions of the powers hereby granted.

IN WITNESS WHEREOF, I have hereunto signed my name and caused the seal of the Corporation to be hereunto affixed effective as of April 7, 2021.

/s/ Raphael D’Amico
Raphael D’Amico, Secretary